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                                                                 EXHIBIT 23.9


                    CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
  Pacific Dental Services, Inc. and
    consolidated partnership

   We consent to the incorporation by reference of our report on the financial statements of Pacific Dental Services, Inc. and consolidated partnership dated June 15, 1998, except as to Note 12, which is as of June 30, 1998, and to the reference to our firm under the heading "Experts" and in Amendment No. 2 to the Registration Statement on Form S-4.


                                       /s/ KPMG LLP



Orange County, California
January 26, 1999